Limited Power of Attorney Section 16 Reporting Obligations
POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Nutanix, Inc. (the Company), hereby constitutes and appoints each of Rajiv Ramaswami, Rukmini Ramaswami, Tyler Wall, Prairie Padilla, Carmen Elliott, and Raymond Hum, individually, as the undersigneds true and lawful attorney-in-fact to:

1.	prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the U.S. Securities and Exchange Commission (the SEC) a Form ID,
including
amendments thereto, and any other documents necessary or appropriate to obtain
EDGAR codes and passwords enabling the undersigned to make electronic filings with
the SEC of reports required by Section 16(a) of the Securities Exchange Act of
1934, as amended, or any rules and regulations promulgated thereunder, or any successor laws and regulations;

2.	complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company;

3.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in order to complete and execute any such forms and timely file any such forms with the SEC, any securities exchange or national association, the Company and such other person or agency as the attorneys-in-fact shall deem appropriate; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended, or any rules and regulations promulgated thereunder, or any successor laws and regulations.

This Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined herein, and the authority of the attorneys-in-fact named in any such prior powers of attorney is hereby revoked.

The undersigned agrees that each such attorney-in-fact may rely on information furnished by the undersigned in connection with carrying out any of the rights or powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day September, 2022.

Signature:	/s/ Virginia Gambale
Print Name:	Virginia Gambale